As filed with the Securities and Exchange Commission on August 6, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clearway Energy, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1777204 (I.R.S. Employer Identification No.)
300 Carnegie Center, Suite 300
Princeton, New Jersey 08540
(609) 608-1525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin P. Malcarney
Executive Vice President, General Counsel and Corporate Secretary
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, New Jersey 08540
(609) 608-1525
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
M. Preston Bernhisel
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, Texas 75201-2980
Telephone: (214) 953-6783
Facsimile: (214) 661-4783

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Clearway Energy, Inc.
Dividend Reinvestment and Direct Stock Purchase Plan
3,300,000 Shares of Class C Common Stock
(Par Value $0.01 Per Share)
This prospectus relates to shares of Class C common stock, par value $0.01 per share, of Clearway Energy, Inc. (“Class C common stock”), which may be offered and sold from time to time pursuant to the terms of our Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). Our Class C common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CWEN.”
Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus (i) to “Clearway Energy,” “the Company,” “we,” “us” and “our” and similar terms refer to Clearway Energy, Inc. and its direct and indirect subsidiaries on a consolidated basis, including Clearway Energy LLC (“Clearway LLC”), (ii) to “Clearway Inc.” refer to Clearway Energy, Inc. and not any of its subsidiaries, and (iii) to “CEG” refer to Clearway Energy Group LLC.
The term “stockholder” refers to an individual or entity who is an existing holder of our Class C common stock. The term “new investor” refers to an individual or entity who is not a stockholder as of immediately prior to becoming a participant in the Plan. The Plan is set forth in this prospectus in a question and answer format. When we refer to our “Certificate of Incorporation,” we mean Clearway Energy’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, and when we refer to our “Bylaws,” we mean Clearway Energy’s Fourth Amended and Restated Bylaws, as amended through the date hereof.
The Plan has two components:
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a Dividend Reinvestment component, which permits Plan participants to elect to invest all or a portion of the dividends on their shares of our Class C common stock, when paid, in additional shares of our Class C common stock.

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a Direct Stock Purchase component, which permits Plan participants, other registered stockholders and new investors to purchase shares of our Class C common stock in a convenient manner without incurring transaction or processing fees.

If we sell shares of Class C common stock under the Plan, we will use the proceeds for general corporate purposes.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 6 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2025.

i

ABOUT THIS PROSPECTUS
You should carefully read both this prospectus and the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus in their entirety before making an investment decision. If the information set forth in this prospectus differs in any way from the information set forth in any document incorporated by reference herein or therein, the information contained in the most recent document shall control.
We have not authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained, or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, trade names and service marks that we use in connection with the operation of our business. This prospectus may also contain trademarks, trade names and service marks of third parties, which are the property of their respective owners. Use or display by us of third parties’ trademarks, trade names, service marks, trade dress or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by such third parties or of such third parties by us. Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks.
NOTICE TO INVESTORS
A number of our subsidiaries are “public utilities” (as defined in the Federal Power Act (“FPA”)) subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission (“FERC”) because they own or operate FERC jurisdictional facilities, including certain generation interconnection facilities and various “paper” facilities, such as wholesale power sales contracts and market based rate tariffs. The FPA requires us either to obtain prior authorization from FERC prior to the transfer of an amount of our Class A common stock, par value $0.01 per share (“Class A common stock”), or Class C common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” We intend to conduct this equity offering program in a manner consistent with FERC’s guidance on “control” and the requirements for blanket authorizations granted under FERC’s regulations. Our Certificate of Incorporation prohibits any person and any of its affiliate companies in the aggregate, any “public utility” (as defined in the FPA) or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) from acquiring, through this equity offering program or in subsequent purchases other than secondary market transactions (as discussed under “Business — Regulatory Matters — FERC” and “Business — Regulatory Matters” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025 (the “2024 Annual Report”)), an amount of our Class A common stock or Class C common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries without the prior written consent of our board of directors (our “Board”). For the purposes of this equity offering program, the transfer restriction would require Board approval for any transfer of shares of our Class A common stock or Class C common stock other than through secondary market transactions if, after such a transfer, a given investor, together with its affiliates, would hold 10% or more of our voting securities or the right to appoint a non-independent director to the Board. Board approval would also be required if, after such a transfer, the sum of the following equals or exceeds 10%: (a) the percentage of our voting securities held by the investor and its affiliates (other than indirectly through interests in CEG), plus (b) the percentage of CEG’s voting securities held by the investor and its affiliates, plus (c) the percentage of any of our public utility subsidiaries’ voting securities held by the investor and its affiliates (other than indirectly through interests in us and CEG). This prospectus does not constitute an offer to sell any shares of our Class C common stock to any person in violation of these or any other provisions of our Certificate of Incorporation.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated into this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus and the information incorporated into this prospectus by reference, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as “believes,” “plans,” “intends,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” “outlook” and similar expressions), are forward-looking statements. These factors, risks and uncertainties include the factors described elsewhere in this prospectus and the information incorporated into this prospectus by reference, under Item 1A — Risk Factors in Part I of the 2024 Annual Report, which is incorporated into this prospectus by reference (as such factors may be updated or supplemented by our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports that we will file in the future with the SEC), as well as the following:
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Our ability to maintain and grow our quarterly dividend;

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Potential risks related to our relationships with CEG and its owners;

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Our ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties;

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Our ability to acquire assets from CEG;

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Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

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Changes in law, including judicial decisions;

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Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

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Our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

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The willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

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Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices as current offtake agreements expire;

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Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

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Operating and financial restrictions placed on us that are contained in the project-level debt facilities and other agreements of certain subsidiaries and project-level subsidiaries generally, in the Clearway

Energy Operating LLC amended and restated revolving credit facility and in the indentures governing our outstanding senior unsecured notes; and
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Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide coverage.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus or incorporated herein by reference should not be construed as exhaustive.

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our Class C common stock. You should carefully read the entire prospectus, together with all documents incorporated by reference herein, which are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.
Our Company
We are a publicly-traded energy infrastructure investor with a focus on investments in clean energy and owner of modern, sustainable and long-term contracted assets across North America. We are sponsored by CEG, which is equally owned by Global Infrastructure Investors III, LLC (an indirect subsidiary of BlackRock, Inc.) and TotalEnergies SE.
We are one of the largest owners of clean energy generation assets in the U.S. As of June 30, 2025, our portfolio comprises approximately 12 gigawatts (“GW”) of gross capacity in 27 states, including approximately 9.2 GW of wind, solar and battery energy storage systems, and approximately 2.8 GW of dispatchable combustion-based power generation assets that provide critical grid reliability services. Through this environmentally-sound, diversified and primarily contracted portfolio, we endeavor to provide our investors with stable and growing dividend income. The majority of our revenues are derived from long-term contractual arrangements for the output or capacity from these assets.
Recent Developments
At-the-Market Equity Offering.   On August 6, 2025, we entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (collectively, the “Agents”). Pursuant to the terms of the Equity Distribution Agreement, we may offer and sell shares of Class C common stock from time to time through the Agents, as our sales agents for the offer and sale of such shares, up to an aggregate sales price of $100,000,000, through an at-the-market equity offering program (the “ATM Program”).

Organizational Structure
The following organizational chart summarizes certain relevant aspects of our organizational structure as of June 30, 2025:

Global Infrastructure Partners (a)
TotalEnergies (a)
Clearway Energy Group LLC
Public shareholders
Class B Common Stock and Class D Common Stock Aggregate 54.91% Voting Interest
Class B Units and Class D Units Aggregate 41.70% Economic Interest
Clearway Energy, Inc.
Class A Common Stock and Class C Common Stock Aggregate 45.09% Voting Interest
Sole Managing Member Class A Units and Class C Units Aggregate 58.30% Economic Interest
Clearway Energy LLC
Clearway Energy Operating LLC
Operating companies

(a)
GIP and TotalEnergies each own 50% of CEG through intermediate holding companies.

Summary of Risk Factors
You should read the “Risk Factors” sections in this prospectus and in our 2024 Annual Report for a discussion of the factors you should carefully consider before deciding to purchase any shares of Class C common stock under the Plan.
Corporate Information
Our headquarters and principal executive offices are located at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Our telephone number is (609) 608-1525. Our website is www.clearwayenergy.com. We make available our periodic reports and other information filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not part of this prospectus and is not incorporated into this prospectus by reference. The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

THE OFFERING
This prospectus is part of a registration statement that we filed with the SEC relating to the offer and sale of up to an aggregate of 3,300,000 shares of our Class C common stock under the Plan. You should read this prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
The Plan
Key features of the Plan include:
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Dividends on shares of our Class C common stock held through the Plan and shares registered in the name of a participant can be fully reinvested or partially reinvested in additional shares of our Class C common stock.

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Plan participants may have cash dividends that are not reinvested, deposited directly into a designated account with a U.S. bank or other approved financial institution.

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Plan participants and registered stockholders who are not Plan participants may purchase additional shares of our Class C common stock by making optional cash investments through the Direct Stock Purchase component of the Plan in the minimum amount of $50 per investment, up to a maximum aggregate amount of $150,000 per calendar year.

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A new investor who does not own shares of our Class C common stock may purchase shares through the Direct Stock Purchase component of the Plan by making an initial minimum investment of $250, up to a maximum aggregate annual amount of $150,000.

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Plan participants, other registered stockholders and new investors may make optional cash investments in excess of the maximum aggregate annual amount of $150,000, if we grant a waiver pursuant to a “Request for Waiver” submitted by the Plan participant, other registered stockholder or new investor.

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Plan participants may elect to have funds for optional cash investments automatically deducted on a one-time or a monthly basis from a designated account with a U.S. bank or other approved financial institution.

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A stockholder may deposit any or all of the certificates registered in the stockholder’s name with the Plan Administrator for safekeeping.

For a complete description of the Plan, see “Description of the Plan.”
Use of proceeds
If we sell shares of Class C common stock under the Plan, we intend to use the net proceeds therefrom for general corporate purposes, which may include the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments. Please read “Use of Proceeds.”
Voting rights
Each share of our Class A common stock and Class B common stock, par value $0.01 per share (“Class B common stock”), entitles the holder thereof to one vote on all matters to be voted on by stockholders generally. Each share of our Class C common stock and Class D common stock, par value $0.01 per share (“Class D common stock”), entitles the holder thereof to 1/100th of one vote on all matters to be voted on by stockholders generally. Holders of our shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis.
For a complete description of our capital stock, please read the description of our securities filed as Exhibit 4.29 to the 2024 Annual Report, which is incorporated herein by reference.
Through its indirect ownership of our Class B common stock and Class D common stock, as of July 31, 2025, CEG holds shares of our common stock having 54.90% of the combined voting power of all of our common stock. As a result, CEG is able to exercise control over matters requiring the approval of our stockholders, including the election of our directors and the approval of significant corporate transactions.
Economic interest
As of July 31, 2025, the holders of our Class A common stock and Class C common stock own in the aggregate an approximate 58.30% economic interest in our business through our ownership of Class A units and Class C units of Clearway LLC, and CEG owns in the aggregate an approximate 41.70% economic interest in our business through its ownership of Class B units and Class D units of Clearway LLC.
Exchange and registration
rights
CEG is the holder of all of the outstanding Class B units and Class D units of Clearway LLC. Each Class D unit of Clearway LLC is exchangeable for shares of our Class C common stock and each Class B unit of Clearway LLC is exchangeable for shares of our Class A common stock, in each case, on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Second Amended and Restated Exchange Agreement, dated as of October 28, 2024, among Clearway Inc., CEG and Clearway LLC (as described in our Quarterly Report on Form 10-Q filed on October 30, 2024). When CEG exchanges Class D units of Clearway LLC for shares of our Class C common stock, we will automatically redeem and cancel a corresponding number of shares of our Class D common stock and the Class D units will automatically convert into Class C units of Clearway LLC issued to us. When CEG exchanges Class B units of Clearway LLC for shares of our Class A common stock, we will automatically redeem and cancel a corresponding number of shares of our Class B common stock and the Class B units will automatically convert into Class A units of Clearway LLC issued to us.
Pursuant to a registration rights agreement that we have entered into with CEG, we agreed to file a registration statement for the sale of the shares of our Class A common stock and Class C common stock that are issuable upon exchange of Class B units and Class D units, respectively, of Clearway LLC upon request and cause that registration statement to be declared effective by the SEC as soon as practicable thereafter.
Cash dividends
We expect to pay a quarterly dividend on or about the 75th day following the expiration of each fiscal quarter to holders of our Class A common stock and Class C common stock of record on or about the 60th day following the last day of such fiscal quarter. However, we do not have a legal obligation to declare or pay dividends at a specific quarterly dividend level, or at all, and our ability to pay the regular quarterly dividend is subject to various restrictions and other factors.
On August 4, 2025, we declared a quarterly dividend of $0.4456 per share on our outstanding Class A common stock and Class C common stock, payable on September 16, 2025 to holders of record on September 2, 2025.
Material U.S. federal income tax considerations
For a discussion of the material U.S. federal income tax consequences of participation in the Plan, please read “Material U.S. Federal Income Tax Consequences.”
Exchange listing
Our Class C common stock is traded on the NYSE under the symbol “CWEN.”

RISK FACTORS
An investment in our Class C common stock involves a high degree of risk. You should carefully read and consider the risk factors below, as well as the “Risk Factors” section in our 2024 Annual Report and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any Class C common stock under the Plan. You should also read all other information contained in or incorporated by reference in this prospectus before deciding to invest in our Class C common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our Class C common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.
Additional Risks Related to Participation in the Plan
You will not know the price of the shares of our Class C common stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.
The price of the shares of our Class C common stock may fluctuate between the time you decide to purchase shares of our Class C common stock under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization. You may purchase shares of our Class C common stock at a purchase price that is more or less than the price that you would pay if your acquired shares of our Class C common stock on the open market on the related dividend payment date or the date or dates on which the Plan Administrator, through a registered broker-dealer (which may be an affiliate of the Plan Administrator), purchase shares of Class C common stock for the Plan. In addition, you may not know the actual number of shares of our Class C common stock that you have purchased until after the applicable purchase date.
Payments you tender for optional cash purchases may be exposed to market fluctuations.
Because payments for optional cash purchases must be received by the Plan Administrator before the third business day prior to an investment date, such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions. In addition, no interest will be paid on funds tendered for optional cash purchases prior to the investment date. (See Questions 15, 16, and 17 under “Optional Cash Investments up to $150,000 Per Calendar Year”).
You will not be able to direct the specific time or price at which your shares of our Class C common stock are sold under the Plan.
If you instruct the Plan Administrator to sell shares of our Class C common stock under the Plan, you will not be able to direct the time and price at which your shares of our Class C common stock are sold. The price of the shares of our Class C common stock may decline between the time you decide to sell shares of our Class C common stock and the time of actual sale. You may sell shares of our Class C common stock under the Plan at a sales price that is more or less than the price that you would receive if you sold shares of our Class C common stock on the open market on the date or dates on which the Plan Administrator submits an instruction to a registered broker-dealer (which may be an affiliate of the Plan Administrator) to sell shares of our Class C common stock for the Plan. In addition, you cannot pledge shares of our Class C common stock deposited in your Plan account until the shares of our Class C common stock are withdrawn from the Plan.
There is no price protection for your shares of our Class C common stock in the Plan.
Your investment in the shares of our Class C common stock held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares of our Class C common stock. Your ability to liquidate or otherwise dispose of shares of our Class C common stock in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares of our Class C common stock in the Plan in time to react to market conditions. Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency.
You will not receive interest on funds submitted to the Plan Administrator.
No interest will be paid by us or the Plan Administrator on dividends or optional cash investments held pending reinvestment or investment.
There are tax consequences to the stockholder or the Plan participant relating to reinvesting cash dividends as well as for the sale of shares under the Plan.
In general, a participant will be subject to tax on dividends paid on a participant’s shares of our Class C common stock whether actually received in cash or reinvested in additional shares under the Plan. See “Material U.S. Federal Income Tax Consequences” below. Therefore, by electing to reinvest cash dividends in additional shares of our Class C common stock, a participant in the Plan may incur tax liability without having received the cash dividends to satisfy that liability.
Market volatility may affect the price of our Class C common stock and the value of your investment.
The market price of our Class C common stock may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including market reactions to the Plan, general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of CEG or its owners, our business and our assets; our level of indebtedness and/or adverse market reaction to any indebtedness that we may incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our executive officers or key personnel; changes in market valuations of similar power generation companies; and speculation in the press or investment community regarding us or CEG (or its owners).
Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our Class C common stock.
We do not have a legal obligation to declare or pay dividends at a specific quarterly dividend level, or at all, and there are no assurances of our ability to pay dividends on our Class C common stock in the future.
We intend to use the amount of cash we receive from our distributions from Clearway LLC to pay quarterly dividends to the holders of our Class A common stock and Class C common stock. However, we do not have a legal obligation to declare or pay dividends at a specific quarterly dividend level, or at all, and our ability to pay dividends may be harmed by the risk factors described herein and in our most recent Annual Report on Form 10-K and other reports incorporated by reference herein. All dividend payments made to the holders of our Class A common stock and Class C common stock will be made at the discretion of our Board and will depend on our earnings, our financial condition, available capital, market conditions, compliance with associated laws, regulations and other contractual obligations and such other factors as our Board of Directors may deem relevant from time to time. Accordingly, there are no assurances of our ability to pay dividends in the future.
You may experience dilution of your ownership interest due to the future issuance of additional shares of our Class C common stock.
We are in a capital-intensive business and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from further equity or debt financings, including tax equity financing transactions or sales of preferred shares or convertible debt, to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our Class C common stock. Under our Certificate of Incorporation, we are authorized to issue 500,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, 1,000,000,000 shares of Class C common stock, 1,000,000,000 shares of Class D common stock and 10,000,000 shares of preferred stock with preferences and rights as determined by the Board. The potential issuance of additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our Class C common stock. We may also issue additional shares of our Class C common stock or other securities that are convertible into or exercisable for our Class C common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the price for which you purchase shares of our Class C common stock under the Plan.
We cannot predict the effect that issuances or sales of our Class C common stock, including pursuant to the Plan or the ATM Program, may have on the market prices for our Class C common stock. The issuance and sale of substantial amounts of our Class C common stock, including issuances and sales pursuant to the Plan or the ATM Program, could adversely affect the market prices of our Class C common stock.
Our management will have broad discretion over the use of proceeds from any sales made under the Plan and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from any sales made under the Plan and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our Class C common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our Class C common stock to decline.

USE OF PROCEEDS
If we sell shares of Class C common stock under the Plan, we intend to use the net proceeds therefrom for general corporate purposes, which may include the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

DETERMINATION OF OFFERING PRICE
The purchase price per share of Class C common stock purchased from us (other than purchases pursuant to Requests for Waiver as defined below in the heading titled “Description of the Plan”) will be equal to 100% of the average of the high and low sales prices of the Class C common stock, based on the NYSE Composite Transactions by 4:00 p.m. Eastern Time as reported on the investment date, but in no event will we sell shares of Class C common stock under the Plan at less than the par value per share.
For shares purchased on the open market, the Plan Administrator may combine each Plan participant’s funds with funds of other purchasing participants. In the event the Plan Administrator combines purchasing participants’ funds, the Plan Administrator generally will combine funds relating to same purchase type (e.g., cash dividends, initial cash investments and optional cash investments), and direct the Plan Administrator’s broker to separately execute each purchase type. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of Class C common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over multiple days. If different purchase types are batched, the price per share of Class C common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments or with optional cash investments, shall be the weighted average price of the specific batch of shares of Class C common stock purchased by the Plan Administrator’s broker on the particular investment date. The Plan Administrator has full discretion as to all matters relating to the purchase of shares.

DESCRIPTION OF THE PLAN
To enroll in the Plan, a stockholder must complete and return to the Plan Administrator an Enrollment Form. A new investor must complete and submit an Initial Enrollment Form. If enrolling through the Plan Administrator’s website, enrollment instructions will be provided. For further enrollment information, please refer to the Eligibility and Enrollment section of this prospectus beginning with Question No. 5 below or contact the Plan Administrator.
Fees Associated With the Plan
The following is a list of the principal transactions and services provided to participants in the Plan and the associated fees. Participants are responsible only for those fees not paid by Clearway Energy.
Fees Paid by Clearway Energy:
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Dividend Reinvestment

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Direct Deposit of Dividends

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Optional Cash Investments

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Automatic Debiting for Optional Cash Investments

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Safekeeping

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Book Transfers

Fees Paid by Participants:
Market Order Sale of Stock	$25 per sale plus $0.12/share
Day Limit Order Sale of Stock	$25 per sale plus $0.12/share
Good-Til-Cancelled Limit Order (“GTC”) Sale of Stock	$25 per sale plus $0.12/share
Batch Order Sale of Stock/Termination	$25 per sale plus $0.12/share
Agent Assistance Fee for Sales and Certificates	$15 per sale
Request for Certificate	$25 per certificate
Returned Check or Failed Electronic Payment	$35 per occurrence
Per share fees cover any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.
Our Plan is set forth below in question and answer format as approved by our Board of Directors and as currently in effect.
Purpose
1. What is the purpose of the Plan?
The purpose of the Dividend Reinvestment component of the Plan is to provide our stockholders with a convenient and economical method of reinvesting cash dividends in additional shares of our Class C common stock without payment of transaction or processing fees. A new investor may become a stockholder by making an initial minimum investment of $250. The waiver provision of the Direct Stock Purchase component of the Plan enables Plan participants to make optional cash investments in excess of the maximum aggregate annual limit of $150,000 if we grant a “Request for Waiver.” A stockholder receiving a cash dividend can request to have their dividend reinvested through the Plan.
The Plan also provides a stockholder with the opportunity to deposit with the Plan Administrator for safekeeping, certificates for shares of our Class C common stock registered in the stockholder’s name. We may direct the Plan Administrator to purchase shares either in the open market or from us to satisfy the requirements of the Plan. Shares purchased from us will provide us with funds, which we will use for general corporate purposes.

Advantages
2. What are some of the advantages of the Plan?
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Participants have flexibility to reinvest all, a portion or none of their dividends in additional shares of our Class C common stock.

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Participants may direct that cash dividends, which are not reinvested, be deposited into a designated account with a U.S. bank or other approved financial institution.

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Investors who currently do not own shares of our Class C common stock can become Plan participants by making an initial minimum investment of $250, up to a maximum aggregate annual amount of $150,000.

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Participants and registered stockholders who are not participants in the Plan can purchase additional shares of our Class C common stock by making optional cash investments in the minimum amount of $50 per investment, up to a maximum aggregate annual amount of $150,000.

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Payments for the purchase of shares can be made by check or through the automatic debiting of a designated account with a U.S. bank or other approved financial institution.

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Participants may deposit our Class C common stock certificates registered in their name with the Plan Administrator for safekeeping.

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Plan shares can be transferred or given as gifts at no charge to the participant.

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Plan shares are sold through the Plan Administrator.

Administration
3. Who administers the Plan?
The Plan is administered by Computershare Trust Company, N.A., (the “Plan Administrator” or “Computershare”). The Plan Administrator’s responsibilities include effecting purchases of our Class C common stock on behalf of the Plan, maintaining participants’ accounts, keeping the necessary records, sending statements of account to participants and performing other administrative duties relating to the operation of the Plan. The Plan Administrator’s contact information is shown below.
All questions concerning participation in the Plan or with regard to a participant’s account under the Plan should be directed to the Plan Administrator. The Plan Administrator may be contacted through their website, in writing, or by telephone as indicated below.
The following address for the Plan Administrator should be used for Plan-related correspondence including, but not limited to, inquiries concerning dividend reinvestment and optional cash investments, assistance with becoming a stockholder through the Direct Stock Purchase component of the Plan, the delivery of stock certificates for the safekeeping of shares and the submission of enrollment forms (except, as more fully described below, where the Enrollment Form is accompanied by a check). Please note that cash, third party checks, traveler’s checks and money orders will not be accepted.
Computershare Trust Company, N.A.
c/o Clearway Energy, Inc.
P.O. Box 43006
Providence, RI 02940-3006
Telephone: 877-373-6374 (U.S. and Canada)
781-575-2879 (outside of the U.S. and Canada)
Internet: www.computershare.com/investor
Registered stockholders who are not Plan participants should send the Enrollment Form to the address headed Optional Cash Investments below.

Optional Cash Investments
Computershare Trust Company, N.A.
c/o Clearway Energy, Inc.
P.O. Box 6006
Carol Stream, IL 60197-6006
All checks representing initial cash investments of new investors, along with the Initial Enrollment Form, should be sent to the address headed Initial Investments below.
Initial Investments
Computershare Trust Company, N.A.
c/o Clearway Energy, Inc.
P.O. Box 6006
Carol Stream, IL 60197-6006
Checks for both optional cash investments and new investments should be made payable to: “Computershare — Clearway Energy, Inc.”
For more information relating to payment, please refer to the Methods of Payment section in this prospectus beginning with Question No. 19.
All shares of our Class C common stock purchased under the Plan or deposited for safekeeping will be registered in the name of the Plan Administrator or its nominee as the agent for the Plan participants. As record holder of shares held for participants’ accounts, the Plan Administrator will receive and reinvest for the account of a Plan participant dividends both on shares held for the participant by the Plan and on shares held by the participant in certificate form that the participant does not elect to receive in cash. The Plan Administrator will hold all shares of our Class C common stock purchased for each participant or deposited for safekeeping under the Plan until directed otherwise by a notice received from the participant. The Plan Administrator also acts as our dividend disbursing agent, transfer agent and registrar.
4. What are the limitations on the responsibilities of Clearway Energy and the Plan Administrator under the Plan?
Neither Clearway Energy nor the Plan Administrator will be liable for any good faith act or for any good faith omission to act in connection with the administration of the Plan, including, without limitation, with respect to the prices or times at which shares of our Class C common stock are purchased or sold under the Plan or any claim or liability arising out of failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of written notice of death from the appropriate fiduciary.
A participant should recognize that neither Clearway Energy nor the Plan Administrator can assure the participant of a profit or protect the participant against a loss from an investment in shares of our Class C common stock purchased under the Plan.
Eligibility and Enrollment
5. Who is eligible to participate in the Plan?
Any person or entity, whether or not a stockholder, is eligible to participate in the Plan. A registered stockholder or a person or entity that is not a stockholder can become a participant in the Plan by completing the appropriate Enrollment Form or by following the instructions for enrollment on the Plan Administrator’s website at www.computershare.com/investor. A person or entity who is the beneficial owner of our Class C common stock through an account with a broker, bank or other nominee must make appropriate arrangements with the broker, bank or other nominee to become a participant in the Plan (including the payment of any associated fees that may be charged by the broker, bank or other nominee), or the beneficial owner must become a registered stockholder by having the shares transferred into the beneficial owner’s name. To have shares registered in his or her name, a beneficial owner must request the issuance of a certificate for the shares from the broker, bank or other nominee. Alternatively, a beneficial owner may become a participant in the Plan by purchasing additional shares of our Class C common stock in accordance with the instructions set forth below for new investors. See Question No. 7. A new investor residing outside of the United States, or its territories and possessions, is responsible for determining whether he or she is subject to any governmental regulation that prohibits participation in the Plan.
We reserve the right to restrict the participation in the Plan of any participant who, in our opinion, is misusing the Plan or is causing us undue expense.
6. How does a registered stockholder become a participant in the Plan?
A registered stockholder may become a participant in the Plan at any time by completing an Enrollment Form and returning it to the Plan Administrator at the address indicated in Question No. 3. Where the shares to be enrolled in the Plan is registered in more than one name (e.g., joint tenants), all registered stockholders must sign the Enrollment Form. An Enrollment Form may be obtained at any time by contacting the Plan Administrator. A registered stockholder also may become a participant in the Plan by accessing the Plan Administrator’s website, authenticating his or her online account and following the enrollment instructions provided.
Prospective Plan participants are urged to read this prospectus in its entirety before deciding to enroll in the Plan.
7. How does a new investor become a participant in the Plan?
An investor who is not a stockholder may become a participant in the Plan at any time by enrolling online or completing an Initial Enrollment Form and returning it to the Plan Administrator then making an initial minimum investment of $250, up to a maximum aggregate annual amount of $150,000. New investors also can make optional cash investments in excess of the $150,000 maximum if we grant a Request for Waiver. See Question No. 18. Payments for an initial investment can be made by check or by authorizing the one-time online debit of a designated account with a U.S. bank or other approved financial institution as more fully described in Question No. 19. Any amounts of less than $250 tendered for an initial investment by check or one-time online debit will not be accepted and will be returned. Participants may also make an initial investment by authorizing automatic deductions of $50 per transaction from a designated account with a U.S. bank or other approved financial institution for at least five consecutive purchases. Recurring automatic deductions will continue indefinitely, beyond the initial five purchases, until the investor notifies the Plan Administrator by telephone or in writing to stop the recurring automatic deductions. A direct debit authorization form is included with the initial enrollment form. Cash, traveler’s checks, money orders and third-party checks will not be accepted.
The Initial Enrollment Form may be obtained at any time by contacting the Plan Administrator. A new investor also can become a participant in the Plan by enrolling online at www.computershare.com/investor and following the instructions provided.
8. What are the fees associated with an initial investment by a new investor?
A new investor will not be charged a fee to establish a Plan account.
9. When does participation in the Plan by a registered stockholder or new investor become effective?
A registered stockholder or new investor can, at any time, submit the required Enrollment Form or enroll online to become a participant in the Plan.
In the case of the enrollment in the Plan of shares owned by a registered stockholder, participation in the Plan will commence upon delivery to the Plan Administrator of the required Enrollment Form or online enrollment.
In the case of the enrollment in the Plan by a new investor, participation in the Plan will commence upon delivery to the Plan Administrator of the required Enrollment Form, or online enrollment, and the initial cash investment amount followed by the subsequent purchase by the Plan Administrator of the shares of our Class C common stock for the participant’s account.

When participation in the Plan commences on or prior to any cash dividend record date, the dividends paid on the enrolled shares on the corresponding dividend payment date will be reinvested in accordance with the participant’s instructions. If participation commences after a cash dividend record date, the reinvestment of dividends, in accordance with the option selected by the participant, will commence with the next following dividend payment.
Dividend Reinvestment Options
10. What dividend reinvestment options are available to participants in the Plan?
Full Dividend Reinvestment	Directs the Plan Administrator to reinvest automatically, in accordance with the terms of the Plan, dividends on (i) all shares of our Class C common stock registered in the participant’s name and (ii) all shares of our Class C common stock credited to the participant’s account under the Plan.
Partial Dividends Paid in Cash	Directs the Plan Administrator to distribute to the Plan participant in cash the dividends on that portion of the participant’s shares (including both (i) shares of our Class C common stock registered in the participant’s name and (ii) shares of our Class C common stock credited to the participant’s account under the Plan) designated by the participant, and to reinvest automatically, in accordance with the terms of the Plan, dividends on the remainder of the participant’s shares.
All Dividends Paid in Cash (no dividend reinvestment)	Directs the Plan Administrator to distribute to the participant in cash the dividends on all of the participant’s shares whether registered in the participant’s name or credited to the participant’s account under the Plan. No dividends will be reinvested.
Regardless of the dividend reinvestment option selected, any dividends that a participant elects to receive in cash will be paid to the participant by check or, if the participant so elects, the dividend may be deposited directly into an account designated by the participant with a U.S. bank or other approved financial institution.
Under each of the three dividend reinvestment options, a Plan participant may elect to make optional cash investments at any time or to deposit shares with the Plan Administrator for safekeeping.
11. Can a participant change his or her dividend reinvestment option?
Yes. A participant at any time may change his or her dividend reinvestment election to any of the other dividend reinvestment options by accessing his or her account online at the Plan Administrator’s website, by contacting the Plan Administrator or by completing a new Enrollment Form and returning it to the Plan Administrator. Any change received by the Plan Administrator on or prior to the record date for a dividend payment will become effective for that dividend payment.
12. When will the dividend reinvestment purchases be made?
The investment date for the reinvestment of cash dividends is the dividend payment date. If a dividend payment date falls on a weekend, holiday or another day on which the NYSE is closed, the investment date will be the next trading day. Shares of our Class C common stock acquired from us will be purchased on the investment date and will be credited to participants’ accounts on that day or as soon as practicable thereafter. The purchase of shares acquired in the open market or in negotiated transactions will begin on the investment date and will be completed as soon as practicable and will be credited to participants’ accounts upon the completion of all purchases.
Direct Deposit of Cash Dividends
13. May a participant have cash dividends deposited directly into a designated U.S. bank account?
Yes. Direct deposit of dividends is available to any Plan participant who is receiving cash dividends on all or a portion of his or her shares of our Class C common stock, whether registered in the participant’s name or credited to the participant’s account under the Plan. A Plan participant may elect to have all cash dividends paid by electronic transfer of funds to a designated account with a U.S. bank or other approved financial institution by sending a completed Authorization for Electronic Direct Deposit Form to the Plan Administrator. This form may be obtained by contacting the Plan Administrator. A Plan participant may change the designated account or discontinue receiving direct deposit of dividends at any time by contacting the Plan Administrator.
Optional Cash Investments up to $150,000 Per Calendar Year
14. How does the optional cash investment feature work for investments up to $150,000 per year?
Both Plan participants and our registered stockholders who are not Plan participants are permitted to purchase additional shares of our Class C common stock through optional cash investments. Each optional cash investment must be a minimum of $50 and, in the aggregate, cannot exceed $150,000 in any calendar year. Funds tendered that are less than the minimum investment amount or in excess of the maximum annual amount will be returned to the investor. There is no obligation to make an optional cash investment nor is there a requirement that the same amount be invested each time an optional cash investment is made. Payments for optional cash investments can be made by check or by online authorization of a one-time debit or automatic monthly debits from a designated account with a U.S. bank or other approved financial institution as more fully described in Question No. 19.
A registered stockholder who is not a Plan participant at the time of an optional cash investment, as a condition to the investment, must enroll in the Plan by completing an Enrollment Form and returning it to the Plan Administrator at the address indicated in Question No. 3. An Enrollment Form may be obtained by contacting the Plan Administrator. A stockholder also may enroll in the Plan online by accessing the Plan Administrator’s website, authenticating his or her online account and following the enrollment instructions provided.
All shares of our Class C common stock purchased with optional cash investments will be credited to a participant’s account under the Plan (or in the case of a registered stockholder who prior to the purchase was not a Plan participant, shares will be credited to a newly established account under the Plan). Thereafter, all dividends on such shares will either be reinvested or paid to the participant in cash, depending on the participant’s dividend reinvestment election. See Question No. 10.
15. When will optional cash investment purchases be made?
The investment date for optional cash investments (other than purchases pursuant to grants of Requests for Waiver as described below) is the seventh day of each month, except months in which the seventh day falls on a weekend, holiday or another day when the NYSE is closed, in which case the investment date will be the next trading day. Funds for optional cash investments received by the Plan Administrator before the third business day prior to an investment date will be used to purchase shares of our Class C common stock on or beginning on the investment date. Good funds for optional cash investments received later than the third business day prior to an investment date will be held by the Plan Administrator until the next monthly investment date, unless a request for the return of the funds is received by the Plan Administrator at least three business days prior to the next monthly investment date.
Shares of our Class C common stock acquired from us will be purchased on the investment date and will be credited to participants’ accounts on that date or as soon as practicable thereafter. The purchase of shares acquired in the open market or in negotiated transactions will begin on the investment date and will be completed as soon as practicable and will be credited to participants’ accounts upon the completion of all purchases.
16. Is interest paid on funds tendered for optional cash investments that are received prior to an investment date?
No. Under no circumstances will interest be paid on funds for optional cash investments tendered at any time prior to the investment date. Participants are therefore urged to time the transmittal of funds for optional cash investments so that they are received by the Plan Administrator as close as possible to, but no later than three business days in advance of, an investment date.
17. Under what circumstances may a participant rescind an optional cash investment request?
Funds for optional cash investments received by the Plan Administrator will be returned to the participant upon request if received by the Plan Administrator at least three business days prior to the next monthly investment date.
Requests for Waiver for Optional Cash Investments in Excess of $150,000
18. Under what circumstances may stockholders and new investors make cash investments in excess of $150,000 per calendar year?
Optional cash investments in our Class C common stock in excess of $150,000, including initial investments in excess of $150,000, may be made by current stockholders (including Plan participants) and new investors only if we grant a waiver of the $150,000 limit. We may elect in our sole discretion, from time to time or on a periodic schedule as we determine, to initiate the procedures by which stockholders and new investors can request a waiver of the $150,000 limit (a “Request for Waiver”). All shares purchased pursuant to a Request for Waiver will be purchased from us as described herein. We have established the following procedures governing Requests for Waiver.
Submitting a Request for Waiver
On the first business day of each month, we will post a prerecorded telephone message (telephone number: 609-608-1500) either (i) announcing that we are or are not receiving Requests for Waiver for that month or (ii) providing a specified date for prospective investors to call back for an announcement of whether we will be accepting Requests for Waiver for that month. If we indicate in the initial or a subsequent announcement that we are receiving Requests for Waiver for that month, the announcement will specify (in each case as more fully described below):
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the commencement date of the pricing period and the number of trading days in the pricing period or the date on which we will announce the commencement date and number of trading days in the pricing period;

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the threshold price, if we determine that the proposed sale of shares of Class C common stock will be subject to a threshold price, or the date on which we will announce whether the proposed sale of such shares will be subject to a threshold price;

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whether the offering will include the pricing period extension feature, or the date on which we will announce whether the offering will include the pricing period extension feature;

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whether we elect to activate the Continuous Settlement Feature (as defined below); and

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whether shares of Class C common stock are being offered at a discount to the market prices and, if so, what percentage, or the date on which we will announce whether such shares are being offered at a discount to the market prices and, if so, what percentage.

All announcements by Clearway Energy regarding Requests for Waiver will be posted no later than 9:00 a.m. Eastern Time.

A stockholder or new investor wishing to purchase Class C common stock on the terms that we specify must complete and submit a Request for Waiver form to us indicating the dollar amount proposed to be invested. All Requests for Waiver must be received by us via the method of communication specified in the prerecorded telephone message, no later than 2:00 p.m. Eastern Time on the third business day prior to the commencement of the pricing period. A Request for Waiver form may be obtained by contacting us.
We have the sole discretion to approve, reduce or reject any request to make an optional cash investment in excess of the $150,000 maximum allowable amount during any month. We may grant such requests by any method that we determine to be appropriate. In deciding whether to approve, reduce or reject any request, we may consider, among other things, the following factors:
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our need for additional funds;

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our desire to obtain such additional funds through the sale of our Class C common stock as compared to other sources of funds;

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the purchase price likely to apply to any sale of our Class C common stock;

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the extent and nature of your prior participation in the Plan;

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the number of Class A common stock and Class C common stock you hold of record;

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the total amount of optional cash investments in excess of $150,000 for which requests have been submitted;

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order of receipt of Request for Waiver; and

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whether, at the time of such request, the Plan Administrator is acquiring our Class C common stock for the Plan directly from us or through open market transactions.

We will decide whether to approve a submitted Request for Waiver within five business days of the receipt of the request. If you do not receive a response from us in connection with your request, you should assume that we have denied your request. We may accept Requests for Waiver in whole or in part, in our sole discretion. We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $150,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. To obtain a Request for Waiver or additional information, a participant may call our Investor Relations Department at 609-608-1500 or contact the Plan Administrator at www.computershare.com/investor or 877-373-6374.
If a Request for Waiver is approved, funds must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern time, one business day prior to the first day of the relevant Pricing Period (as defined below), or such other applicable date specified by us in connection with the approval of a Request for Waiver. For example, we may, in connection with the approval of a Request for Waiver, and in our sole and absolute discretion, permit purchases pursuant to a Request for Waiver be funded by a participant and settled no later than one business day following the date the Request for Waiver qualifies.
Wire transfer instructions may be obtained by contacting the Plan Administrator. Once funds are received by the Plan Administrator for the purchase of shares pursuant to a Request for Waiver, the obligation of a stockholder or new investor to purchase the shares becomes legally binding, and the funds will only be returned as we direct. If sufficient funds to cover the full amount of an accepted Request for Waiver are not received by the 3:00 p.m. Eastern Time deadline, we may, in our sole discretion, elect either to revoke our acceptance of the Request for Waiver or to deem the Request for Waiver accepted as to the lesser amount of funds. Any funds received in respect of a revoked Request for Waiver will be returned without interest.
If Requests for Waiver are submitted for a total amount greater than the amount we are willing to accept for any investment date, we may honor the requests received on any basis that we, in our sole discretion, consider appropriate. We have sole and absolute discretion to accept or reject any or all Requests for Waiver and have no obligation to disclose the reasons for our decision.

Aside from posting recorded telephone messages, neither Clearway Energy nor the Plan Administrator is required to provide written or other notice of our decision to receive the submission of Requests for Waiver or the terms on which shares of our Class C common stock are being offered. However, we may, if we so elect, provide such further or alternative notices of a decision to receive Requests for Waiver as we determine to be appropriate.
Without limitation on our right to accept or reject Requests for Waiver in our sole discretion, we reserve the right to terminate any account or deny any Request for Waiver if we believe a purchaser is making excessive optional cash investments through multiple stockholder accounts, is engaging in arbitrage activities or is otherwise engaging in activities under the Plan in a manner which is not in our best interest or which may cause the participant to be treated as an underwriter under the Federal securities laws.
Purchase Price of Shares for Optional Cash Investments in Excess of $150,000
Shares of Class C common stock purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a Threshold Price as more fully described below. The Purchase Price may be reduced by the Waiver Discount (as defined below) that we have provided for optional cash investments in excess of $150,000 on each Purchase Date. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a Pricing Period, which will generally consist of one to 15 consecutive separate trading days on the NYSE. Each of these separate trading days will be a Purchase Date, and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to the consolidated volume weighted average price, rounded to four decimal places, of our Class C common stock as reported by the NYSE Composite transactions, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing price) (“VWAP”), for that Purchase Date, less any Waiver Discount. For example, if a cash investment of $1,500,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $150,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares of Class C common stock purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount (in this example, $150,000) by the VWAP for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each Pricing Period, unless we activate the Continuous Settlement Feature (see below).
The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of our Class C common stock on each Purchase Date of the applicable Pricing Period.
Threshold Price
We may establish for a Pricing Period a minimum price (the “Threshold Price”), applicable to optional cash investments made pursuant to a Request for Waiver. This determination will be made by us in our sole discretion after a review of current market conditions, the level of participation in the Plan and current and projected capital needs.
If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the VWAP for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the VWAP is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of the shares of our Class C common stock are made on the NYSE. For example, if the Threshold Price is not met for two of the trading days in a 10-day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period, which is described below.
Optional Pricing Period Extension Feature
We may elect to activate for any particular Pricing Period the Pricing Period Extension Feature, which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of the shares of our Class C common stock reported by the NYSE, subject to a maximum of five trading days. We will announce whether we have elected to activate the Pricing Period Extension Feature in the prerecorded message announcing whether we are receiving Request for Waiver for a particular month or in a subsequent prerecorded message (posted no later than three business days prior to the first day of the Pricing Period) for that month. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of the shares of Class C common stock were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had activated the Pricing Period Extension Feature at the time of the Request for Waiver acceptance, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash investment will be invested.
Continuous Settlement Feature
If we elect to activate the “Continuous Settlement Feature” with respect to Request for Waivers, shares of Class C common stock will be available to the Plan participants within three business days of each Purchase Date beginning on the first trading day in the relevant Pricing Period and ending on the final trading day in the relevant Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature at the time of the Request for Waiver form acceptance. If we have not activated the Continuous Settlement Feature, Plan shares will not be available to Plan participants until the conclusion of each Pricing Period.
Return of Unsubscribed Funds
We will return a portion of each optional cash investment in excess of $150,000 for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of the shares of our Class C common stock are reported on the NYSE, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10-day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash investment (not just the amount exceeding $150,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.
The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments in excess of $150,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Plan Administrator is required to give you notice of the Threshold Price for any Pricing Period.
Waiver Discount
We may establish a discount from the market price applicable to optional cash investments in excess of $150,000 made pursuant to a Request for Waiver. This discount, which we also refer to as the “Waiver Discount,” may be between 0% and 2% of the purchase price and may vary for each Pricing Period and for each optional cash investment.
The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of shares of our Class C common stock as compared to other sources of funds, current and projected capital needs and other factors. Setting a Waiver Discount for a particular Pricing Period shall not affect the setting of a Waiver Discount for any other Pricing Period. The Waiver Discount will apply only to optional cash investments of more than $150,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $150,000. We will announce this decision in the prerecorded message announcing whether we are accepting Requests for Waiver for a particular month or at a subsequent prerecorded message (posted no later than three business days prior to the first day of the pricing period) for that month.
Methods of Payment
19. What payment methods are accepted by the Plan Administrator?
Plan participants, registered stockholders who are not Plan participants and new investors purchasing shares of our Class C common stock through optional cash investments are required to deliver payment for the shares to the Plan Administrator. Payments should not be mailed or otherwise delivered to the Company.
The Plan Administrator will wait up to three business days after receipt of the check or electronic funds transfer to ensure it receives good funds and will then seek to purchase shares from optional cash investments promptly on the investment date.
The Plan Administrator will accept the following methods of payment for optional cash investments of $150,000 or less. Instruction for the submission of payment for investments pursuant to Requests for Waiver has been previously discussed in Question No. 18.
By Check
The Plan Administrator will accept personal checks in U.S. funds and drawn against a U.S. bank or other approved financial institution for payment of optional cash investments by stockholders and new investors. All such checks should be made payable to “Computershare — Clearway Energy, Inc.” Cash, traveler’s checks, money orders and third-party checks will not be accepted. If the stockholder making the optional cash investment is not a participant in the Plan, the check must accompany the Enrollment Form, which can be obtained by mail, or by calling the Plan Administrator. If a new investor is making an initial investment, the check must accompany the Initial Enrollment Form, which can be obtained by mail, or by calling the Plan Administrator. All checks and the appropriate form(s) should be mailed to the Plan Administrator at the address specified in Question No. 3. Checks received without the required accompanying form(s) may be returned by the Plan Administrator. Online payments are also accepted for shareholders who prefer to invest by accessing the Plan Administrator’s website. See “Online Payment”.
By One-Time Online Debit From a Designated Account
As an alternative to payment for an optional cash investment by check, a Plan participant or registered stockholder may authorize a one-time online debit from a checking or savings account maintained with a U.S. bank or other approved financial institution by accessing his or her account online at the Plan Administrator’s website and following the instructions provided. Likewise, a new investor can give online authorization of a one-time debit of a checking or savings account maintained with a U.S. bank or other approved financial institution to fund his or her initial investment. This can be facilitated by accessing the Plan Administrator’s website and following the instructions provided.
Online Payment
Plan participants, registered stockholders or new investors may also make online payments by accessing the Plan Administrator’s website, if they choose to purchase shares of our Class C common stock online. Plan participants and registered stockholders will be required to authenticate his or her online account with the Plan Administrator by accessing the Plan Administrator’s website at www.computershare.com/investor. New investors must first enroll online with the Plan Administrator at www.computershare.com/investor. Once an online account has been established or authenticated, a Plan participant, registered stockholder or new investor may purchase his or her initial shares or additional shares by following the instructions provided on the Plan Administrator’s website. Any questions regarding the online purchase of shares should be directed to the Plan Administrator. See Question No. 3.

By Recurring Automatic Monthly Debits From a Designated Account
A Plan participant or registered stockholder may authorize optional cash investments on a monthly basis by electing to have funds automatically debited once each month from a checking or savings account maintained with a U.S. bank or other approved financial institution.
A Plan participant can authorize recurring automatic monthly debits by:
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accessing the participant’s Plan account online with the Plan Administrator and following the instructions provided; or

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completing and signing a Direct Debit Authorization Form and returning it to the Plan Administrator, together with a voided blank check or savings deposit slip for the bank account from which the funds are to be withdrawn.

A registered stockholder who is not a Plan participant can authorize automatic monthly debits by:
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accessing his or her account online with the Plan Administrator and following the instructions provided; or

•
completing an Enrollment Form and a Direct Debit Authorization Form.

Once automatic monthly debits begin, funds will be withdrawn from the participant’s designated account on the first day of each month (or the next business day if the first day of the month is not a banking business day). A participant may change the amount debited or discontinue automatic debits by calling the Plan Administrator, completing and submitting to the Plan Administrator a new Direct Debit Authorization Form or by accessing his or her Plan account online and following the instructions provided. To be effective for a particular investment date, the Plan Administrator must receive the new instructions at least six business days before the investment date.
Returned Checks and Insufficient Funds
If any check, one-time online debit from a checking or savings account maintained with a U.S. bank or other approved financial institution is returned unpaid for any reason, or a checking or savings account maintained with a U.S. bank or other approved financial institution does not have sufficient funds for a recurring automatic debit for an optional cash investment or an initial investment is dishonored, refused or otherwise returned unpaid, any credit of shares of our Class C common stock to the participant’s account in anticipation of receiving the funds will be reversed and the Plan Administrator may immediately sell any shares purchased for the account of the investor. In addition, the investor will be assessed a fee of $35 and will be responsible for any other associated costs of the Plan Administrator. This fee and any other associated costs of the Plan Administrator will be deducted from any cash balance in the participant’s account or, if sufficient funds are not available, the Plan Administrator may sell shares from the participant’s Plan account to satisfy the uncollected balance.
Purchases of Shares of Class C Common Stock Under the Plan
20. What is the source of the shares of our Class C common stock purchased under the Plan?
Shares of our Class C common stock acquired under the Plan (other than purchases pursuant to Requests for Waiver) will be purchased by the Plan Administrator, at our discretion, (i) from us (in which event the shares will be either authorized but unissued shares of Class C common stock or treasury shares), (ii) in the open market or in one or more negotiated transactions or (iii) a combination of the foregoing. All shares of our Class C common stock purchased pursuant to Requests for Waiver will be purchased from us.
21. What will be the price of shares of our Class C common stock purchased under the Plan?
The purchase price per share of our Class C common stock purchased from us (other than purchases pursuant to Requests for Waiver) will be equal to 100% of the average of the high and low sales prices of our Class C common stock, based on the NYSE Composite Transactions by 4:00 p.m. Eastern Time as

reported on the investment date, but in no event will shares of Class C common stock be sold by us under the Plan at less than the par value per share.
For shares purchased on the open market, the Plan Administrator may combine each Plan participant’s funds with funds of other purchasing participants. In the event the Plan Administrator combines purchasing participants’ funds, the Plan Administrator generally will combine funds relating to same purchase type (e.g., cash dividends, initial cash investments and optional cash investments), and will direct the Plan Administrator’s broker to separately execute each purchase type. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of Class C common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over multiple days. If different purchase types are batched, the price per share of Class C common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments, or with optional cash investments, shall be the weighted average price of the specific batch of shares of Class C common stock purchased by the Plan Administrator’s broker on the particular investment date. The Plan Administrator has full discretion as to all matters relating to the purchase of shares.
No one will have any authority or power to direct the time or price at which shares for the Plan are purchased, and no one, other than the Plan Administrator will select the broker through or from whom purchases are to be made.
22. How many shares of our Class C common stock will be purchased for participants?
The number of shares of Class C common stock purchased on any particular investment date will depend upon (i) the amount of dividends to be invested or optional cash investments to be made and (ii) the applicable purchase price per share Class C common stock. Each participant’s account will be credited with that number of shares (including a fraction computed to six decimal places) equal to the participant’s total amount to be invested divided by the applicable purchase price per share of Class C common stock.
Because the purchase price of the shares of Class C common stock will be based on market conditions existing at the time that investments are made, participants will not know the precise number of shares of Class C common stock to be purchased for their accounts either at the time they elect to participate in the Plan or at the time they make optional cash investments.
Reports and Other Communications to Participants
23. How will a participant be advised of the purchase of shares of our Class C common stock?
Each Plan participant who reinvests dividends through the Plan will receive a quarterly statement following each dividend reinvestment. Each participant who makes optional cash investments also will receive a statement of account for any month in which an optional cash investment is made. A new investor who makes an initial investment also will receive a statement of account for the month in which the investment is made. These statements show any cash dividends reinvested and any investments made, the number of shares of Class C common stock purchased, the purchase price, the number of shares of Class C common stock held for the participant by the Plan after giving effect to the reported purchases, the number of shares of Class C common stock registered in the name of the participant, and a report of each transaction for the current calendar year to date. Statements of account are mailed to participants as soon as practicable after each investment date. The specific cost basis information for shares of Class C common stock acquired has and will be included in a Plan participant’s statement in accordance with applicable law. The Plan participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Duplicate statements for Plan accounts are available from the Plan Administrator. However, charges may be assessed for statements for both active and closed accounts. A participant may also view year-to-date transaction activity in his or her Plan account for the current year, as well as activity in prior years, by accessing his or her Plan account at the Plan Administrator’s website at www.computershare.com/investor.
These statements are a participant’s continuing record of the cost of shares of our Class C common stock purchased under the Plan and should be retained.

24. What other communications does a Plan participant receive?
Each participant may also receive future prospectuses for the Plan and copies of other communications sent to our stockholders, which typically include annual reports, annual meeting notices and proxy statements (or notices as to where these reports may be accessed electronically), as well as other financial materials and income tax information for reporting dividends paid by us. Many of these documents are also available via our website at www.clearwayenergy.com.
Safekeeping of Certificates
25. How does the arrangement for the safekeeping of stock certificates work?
The safekeeping arrangement for stock certificates gives a participant the opportunity to deposit stock certificates for shares of our Class C common stock registered in the participant’s name with the Plan Administrator. When the shares are on deposit with the Plan Administrator, the participant is relieved of the safekeeping responsibility. This feature protects the stockholder from the risk of loss, theft or destruction of the certificates. Shares represented by certificates deposited with the Plan Administrator will be credited in book-entry form to the participant’s account under the Plan. Dividends on shares deposited with the Plan Administrator will be reinvested or paid in cash in accordance with the participant’s dividend payment election. See Question No. 10.
To deposit a stock certificate with the Plan Administrator for safekeeping, a participant must mail the certificate by registered or certified mail, with return receipt requested, or by some other form of traceable mail, and properly insured, to the Plan Administrator at the address set forth in Question No. 3. DO NOT ENDORSE THE STOCK CERTIFICATE.
Certificates for Shares Class C Common Stock
26. Will stock certificates automatically be issued for shares of our Class C common stock purchased under the Plan?
No. Shares of our Class C common stock purchased under the Plan will be credited to a participant’s account under the Plan and will be shown on the participant’s statement of account. Certificates will not be issued unless a participant requests a certificate. Upon request of a participant, certificates for any number of shares up to the total number of whole shares credited to the participant’s account under the Plan will be issued. Requests for certificates can be made by contacting the Plan Administrator by any of the means specified in Question No. 3. Any remaining whole shares and any fractional share will continue to be held in the participant’s account. Certificates for fractional shares will not be issued under any circumstances.
Issuance of stock certificates for whole shares are subject to a fee of $25 per certificate and an additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when requesting certificates.
Shares in book-entry form credited to the account of a participant under the Plan may not be pledged or assigned and any purported pledge or assignment will be void. A participant who wishes to pledge or assign shares credited to his or her account must request that the Plan Administrator issue a certificate for such shares registered in the participant’s name.
27. Can a certificate be issued in a name other than the participant’s?
Yes. An account will be maintained in each participant’s name as shown on the stockholder records at the time the participant enrolls in the Plan. Unless a participant otherwise requests, certificates for whole shares, when issued, will be registered in that name of the participant exactly as it appears on his or her Plan account.
Upon written request to the Plan Administrator, certificates can be registered and issued in a name other than the name in which an account is maintained, provided that the request bears the signature(s) of the participant(s) and the signature(s) is Medallion guaranteed by a commercial bank or member firm of a national securities exchange participating in the Medallion program. This constitutes re-registration of the shares and is subject to compliance with any applicable laws and to the payment by the Plan participant of any applicable stock transfer taxes.
Sale of Shares
28. Can a participant sell shares credited to his or her account under the Plan?
Yes. A participant has four choices when making a sale, depending on how he or she submits a sale request, as follows:
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Market Order:   A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Center or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Market order sale requests received at www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at the telephone number listed in Question No. 3. If a participant’s market order sale was not filled and he or she still desires to sell the shares, he or she must re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25 per sale and a per share fee of $0.12.

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Batch Order:   A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The Plan Administrator will seek to sell shares of Class C common stock in round lot (100 shares) transactions. For this purpose, the Plan Administrator may combine each selling participant’s shares of Class C common stock with those of other selling participants. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $25 per sale and a per share fee of $0.12.

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Day Limit Order:   A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Each day limit order sale will incur a service fee of $25 per sale and a per share fee of $0.12.

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Good-Til-Cancelled (“GTC”) Limit Order:   A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one trading day, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the

Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Each GTC limit order sale will incur a service fee of $25 per sale and a per share fee of $0.12.
Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Participants should contact the Plan Administrator to determine if there are any limitations applicable to a particular sales request. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when selling shares.
Participants should be aware that the price of our Class C common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.
If a participant elects to sell shares online at www.computershare.com/investor through the Investor Center, he or she may utilize the Plan Administrator’s international currency exchange service to convert his or her sales proceeds to local currency prior to being sent to the participant. Receiving sales proceeds in a local currency and having checks drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which a participant must agree to online.
The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.
29. What happens if a participant sells or transfers some of the shares for which the participant has elected dividend reinvestment?
If a participant is reinvesting the cash dividends on all of the shares registered in the participant’s name and on all shares of Class C common stock credited to the participant’s account under the Plan (i.e., if the participant elected the “Full Dividend Reinvestment” option described in Question No. 10) and the participant disposes of a portion of those shares, regardless of whether the shares are registered in the participant’s name or held by the Plan for the account of the participant, the Plan Administrator will continue to reinvest the dividends on the remainder of the participant’s shares.
If a participant has elected to receive in cash the dividend on a portion of shares registered in the participant’s name and/or held by the Plan for the account of the participant, and the participant disposes of a portion of those shares, the Plan Administrator will continue to distribute in cash the dividend on the number of shares that the participant previously elected to receive in cash and continue to reinvest the dividends received on the balance of the participant’s shares. If the number of shares sold or transferred exceeds the number of shares on which dividends are being paid in cash, no dividends will be reinvested.
For example, assume a participant owns 250 shares of Class C common stock and directs the Plan Administrator to distribute in cash the dividends on 100 shares of Class C common stock and to reinvest the dividends on the balance. If the participant disposed of 50 shares of Class C common stock, the Plan Administrator would continue to distribute in cash the dividend on the 100 shares of Class C common stock and would reinvest the dividend on the remaining 100 shares of Class C common stock. If instead the participant sells 200 shares of Class C common stock, then the Plan Administrator will distribute in cash the dividend on the participant’s remaining 50 shares of Class C common stock.
Termination of Participation
30. Can we terminate a participant’s participation in the Plan?
Yes. We reserve the right to terminate the participation of a participant who, in our sole opinion, is misusing the Plan or is causing us undue expense.

31. May a participant terminate participation in the Plan?
Yes. The Plan is entirely voluntary and a participant may request termination of his or her participation in the Plan at any time. If a termination request is received by the Plan Administrator on or prior to the record date for a cash dividend, that dividend and all subsequent dividends on the participant’s shares of Class C common stock (both registered shares and shares held for the account of the participant under the Plan) will be paid to the participant in cash. If the request is received after the record date for a cash dividend, the dividend, at the election of the Plan Administrator, either will be reinvested for the participant’s account on the corresponding dividend payment date or distributed to the withdrawing participant by the Plan Administrator in cash and all dividends thereafter will be paid in cash.
After a termination request is received, any funds for an optional cash investment held by the Plan Administrator will be invested as of the next investment date, unless a request for the return of the funds is received by the Plan Administrator at least two business days prior to the investment date.
In order to terminate participation in the Plan, a participant must notify the Plan Administrator by accessing his or her Plan account online and following the instructions provided or by notifying the Plan Administrator by telephone or in writing as described in Question No. 3.
32. Upon termination, what happens to the shares held for a participant’s account?
If a participant terminates his or her participation in the Plan, generally not later than two business days thereafter, the Plan Administrator will continue to hold the participant’s shares in book-entry form and will make a cash payment to the participant for any fractional share based on the then current market price of our Class C common stock, less applicable fees. Only at the participant’s request will the Plan Administrator issue to the participant a certificate for the whole number of shares credited to a participant’s account under the Plan and will make a cash payment to the participant for any fractional share based on the then current market price of our Class C common stock, less applicable fees. Issuance of stock certificates for whole shares are subject to a fee of $25 per certificate and an additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when requesting certificates.
A participant may also request, at the time of the submission of his or her notification of termination, that all or a portion of the whole shares credited to his or her account under the Plan be sold in one of the methods described in Question No. 28.
Other Information
33. How is a participant’s Plan account handled when a participant dies?
The Plan Administrator will continue to maintain the participant’s Plan account and cash dividends will continue to be reinvested in accordance with the participant’s reinvestment election until the Plan Administrator receives certain information from a legal representative of the participant’s estate such as a death certificate, official written confirmation regarding the disposition of the estate and written instructions to withdraw the shares of Class C common stock. No optional cash investments may be made in the name of the participant after the participant’s death if the Plan Administrator has received notice of the participant’s death. These procedures also will be followed in the event the Plan Administrator is notified that a participant has been adjudicated incompetent.
34. If we engage in a rights offering, how will the rights on shares of our Class C common stock held by the Plan be handled?
In the event that rights are issued to our existing stockholders to subscribe to additional shares of our Class C common stock, debentures or other securities, the Plan Administrator will distribute to Plan participants the rights issued in respect of the shares of our Class C common stock held for participants’ accounts under the Plan, thereby enabling each Plan participant to exercise or transfer such rights in the same manner and to the same extent as rights issued in respect of any shares registered in the participant’s name.

35. What happens if we pay a stock dividend or effect a stock split?
Any additional shares of our Class C common stock issued as the result of a stock dividend or a stock split in respect of both shares of our Class C common stock held by the Plan for the account of a participant and shares registered in the name of a Plan participant will be credited to the participant’s Plan account.
36. How will a participant’s shares held under the Plan be voted at meetings of stockholders?
In connection with each meeting of our stockholders, a participant will receive either a paper copy of our proxy statement, together with a proxy card, or a Notice of Internet Availability of Proxy Materials. If a participant receives a proxy card, it will allow a participant to vote his or her shares by telephone, via the Internet or by mail. If a participant receives a Notice of Internet Availability of Proxy Materials, it will include instructions on how to access our proxy materials and vote his or her shares via the Internet. The Notice of Internet Availability of Proxy Materials will also include instructions on how a participant may request delivery at no cost to him or her of a paper or email copy of our proxy materials.
37. May we amend or discontinue the Plan?
Yes. Notwithstanding any other provision of the Plan, we reserve the right at any time or from time to time to make modifications to any provisions of the Plan or to suspend or terminate the Plan in its entirety.
Upon termination of the Plan, the Plan Administrator will continue to hold the participant’s shares in book-entry form and will make a cash payment to the participant for any fractional share based on the then current market price of our Class C common stock, less applicable fees. Only at the participant’s request will the Plan Administrator issue to the participant a certificate for the whole number of shares credited to a participant’s account under the Plan and will make a cash payment to the participant for any fractional share based on the then current market price of our Class C common stock, less applicable fees.
Issuance of stock certificates for whole shares are subject to a fee of $25 per certificate and an additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when requesting certificates.
38. What is sufficient notice to a participant under the Plan?
Any notice required to be given by the Plan Administrator to a participant pursuant to the Plan shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class mail, postage prepaid, to the participant at the participant’s address as it shall last appear on the Plan Administrator’s records. The Plan Administrator will be fully protected in relying on such records.
39. Can successor Plan Administrators be named?
Yes. We may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If we change the Plan Administrator, references in this prospectus to Plan Administrator shall be deemed references to the successor Plan Administrator, unless the context requires otherwise.
40. Who bears the risk of fluctuations in the market price of our Class C common stock?
A participant’s investment in shares of our Class C common stock credited to the participant’s account under the Plan has the same risk as an investment in our Class C common stock held in certificate form. A participant bears the full risk of loss (and receives the benefit of any gain) occurring by reason of fluctuations in the market price of our Class C common stock credited to the participant’s Plan account.
Neither Clearway Energy, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.
In no event shall Clearway Energy, the Plan Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.
41. Who governs and interprets the Plan?
We have full authority, in our sole discretion, to adopt such rules and regulations as we shall deem necessary or desirable for operation of the Plan and to interpret the Plan and such rules and regulations. The terms and conditions of the Plan and its operation are governed by the laws of the State of Delaware (without regard to the conflict of law principles).
42. Can purchases or sales of Class C common stock under the Plan be curtailed or suspended?
Yes. Purchases or sales of our Class C common stock under the Plan may be curtailed or suspended at any time if such purchases or sales would, in our judgment, contravene or be restricted by applicable law of the rules, regulations, interpretations or orders of the SEC, any other governmental agency, commission or instrumentality, any court or any securities exchange. Neither Clearway Energy nor the Plan Administrator shall be accountable, or otherwise liable, for failure of the Plan to make purchases or sales at such times and under such circumstances.
Material U.S. Federal Income Tax Consequences
43. What are the material U.S. Federal income tax consequences of participation in the Plan?
In general, participants in the Dividend Reinvestment component of the Plan who receive shares of Class C common stock that are acquired in open market purchases will be treated for Federal income tax purposes as having received a distribution from us equal to the full amount of the cash dividend payable for the quarter with respect to the participant’s shares of our Class C common stock, even if that amount is not actually received in cash, but instead is applied to the open market purchase of shares of our Class C common stock for the participant’s account.
In addition, the amount of any per share fees paid for a participant by us or the Plan Administrator in connection with the purchase of shares will be treated as a distribution by us to the participant. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Participants in the Dividend Reinvestment component of the Plan who receive shares of Class C common stock that are acquired from us (rather than through open market purchases) will be treated for Federal income tax purposes as having received a distribution from us in an amount equal to the fair market value of the shares of Class C common stock so acquired, determined on the date the corresponding cash dividends are paid by us. In either case, the participant’s initial tax basis in the shares of Class C common stock acquired pursuant to the Dividend Reinvestment component of the Plan will equal the amount treated as a distribution to the participant as described in this paragraph.
The participant’s tax basis for shares of our Class C common stock purchased with reinvested dividends or optional cash investments under the Plan will depend upon the source of the shares. The tax basis of shares purchased from us will be equal to the purchase price of the shares. The tax basis of shares purchased in the open market or in negotiated transactions will be equal to the purchase price of the shares increased by a pro rata share of any per share and other fees we paid for the participant. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. The holding period for shares of our Class C common stock acquired pursuant to the Plan will begin on the day following the day the shares are credited to the participant’s account.
A Plan participant who elects to make purchases of shares of our Class C common stock pursuant to the Direct Stock Purchase component of the Plan may be treated as having received a distribution from us to the extent that the fair market value exceeds the purchase price of the shares acquired (e.g., a participant who purchases shares pursuant to a Request for Waiver at a price that reflects a waiver discount). The participant’s initial tax basis in the shares acquired will equal the purchase price paid, plus the amount, if any, treated as a distribution as discussed in this paragraph. Persons making purchases at a waiver discount should consult their tax and/or other advisors regarding the tax consequences of such purchases.
The amount treated as a distribution to a participant under the rules described above in this section will be taxable as dividend income to such participant to the extent of the participant’s share of our current or accumulated earnings and profits. Each participant will receive an annual statement from the Plan Administrator indicating the amount reported to the Internal Revenue Service (the “IRS”) as dividend income.
A Plan participant will not realize taxable income when he or she receives certificates for whole shares previously credited to the participant’s account, either upon the request of the participant for the issuance of a certificate or upon withdrawal from or termination of the Plan. However, participants must generally recognize any gain or loss when whole shares acquired under the Plan are sold or exchanged either by the Plan Administrator at the request of a participant or following the withdrawal of the shares from the Plan by the participant. A participant also must recognize any gain or loss when the participant receives a cash payment for a fractional share credited to the participant’s account under the Plan upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the proceeds received by the participant from the sale of the shares or fractional share and the cost basis of the shares.
THE DISCUSSION ABOVE IS A SUMMARY OF THE IMPORTANT U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE SUMMARY IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, U.S. TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND COURT DECISIONS, AS IN EFFECT AS OF THE DATE OF THIS DOCUMENT, ALL OF WHICH ARE SUBJECT TO CHANGE AT ANY TIME, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, FOR EXAMPLE, IT DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION. ALL PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX AND/OR OTHER ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER TRANSFER BY THEM OF SHARES ACQUIRED PURSUANT TO THE PLAN.
44. Is the Plan Administrator required to withhold Federal income tax on the payment of dividends under the Plan?
Yes. Under current Federal income tax laws, the Plan Administrator (in its capacity as our dividend disbursing agent) may be required to withhold a certain percentage (called “backup withholding”) from the amount of dividends that would otherwise be made available to the participant or reinvested under the Plan if: (i) the participant has failed to furnish a valid taxpayer identification number (TIN); (ii) the IRS notifies us that the TIN furnished is incorrect; (iii) the IRS notifies us that the participant failed to report interest or dividends properly on his or her tax return; or (iv) the participant has failed, when required, to certify under penalties of perjury that it has provided a correct TIN and is not subject to backup withholding. Should backup withholding be required as to any dividends, the Plan Administrator will endeavor to notify the participant of this requirement when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be reinvested or paid in cash, as elected by the participant.
If a participant is a nonresident foreign stockholder whose dividends are subject to U.S. Federal income tax withholding, the amount of the tax to be withheld will be deducted from the gross amount of dividends to determine the amount of dividends to reinvest or pay in cash, as elected by the participant.
45. What are a stockholder’s responsibilities for keeping track of the cost basis of their shares and keeping their account from falling into escheatment due to abandoned property?
Cost Basis of shares purchased through the Plan
Cost basis is the initial tax basis of shares acquired as discussed above under “Material U.S. Federal Income Tax Consequences,” as subsequently adjusted for distributions not treated as dividends, stock splits, etc., and is to be used for tax purposes upon liquidation of the shares in the future. It is a stockholder’s responsibility to keep detailed records of their cost basis during the life of their investment through statements received from the Plan Administrator and through online access to their account information at www.computershare.com/investor. Plan participants are responsible for maintaining a record of the cost basis for shares in certificate form and held for the participant’s account under the Plan.
Escheatment due to Abandoned Property
Escheatment is the process of an entity turning abandoned assets or accounts over to the state in which such assets or accounts are registered. In most cases for stock accounts, abandoned property is due to a stockholder moving and not contacting the Plan Administrator with a new address or due to the death of a stockholder and such stockholder or their heirs have not had “active contact” with the Plan Administrator in a certain amount of time (each state has a designated timeframe for contact per their abandoned property laws). If the stockholder does not have active contact with the Plan Administrator within the state-required timeframe, their account will be coded as “abandoned or lost.” The Plan Administrator will then attempt to contact the stockholder, but if unsuccessful, the stockholder’s account will be scheduled for escheatment. It is important to note that because dividend reinvestment is passive and happens automatically, it is not considered an active contact by the stockholder.
To ensure an account is not coded as abandoned or lost, is it important to have active contact with the Plan Administrator. Abandoned property laws in the United States require all stockholders to keep their account information current to avoid shares and/or funds from being taken over as a result of an account being deemed abandoned or lost. All companies in the U.S. are required to follow these abandoned property regulations, depending on their state of incorporation. Abandoned property includes assets such as stocks, bonds, bank accounts, tax refunds, uncashed checks, etc. To prevent property from being turned over to the state, checks should be cashed promptly, addresses must be current and shares should be voted promptly upon receipt of proxy materials (proxy materials and instructions of how to vote are sent each spring). Even if a stockholder has not moved and statements are delivered on a regular basis, according to some states, an account could be deemed abandoned if a stockholder has not accessed their account or contacted the Plan Administrator within three years. It is important that stockholder records contain the most up-to-date personal data. Changes of address and updates to other personal data, can be done by phone, in writing or on the Plan Administrator’s website at www.computershare.com/investor.

PLAN OF DISTRIBUTION
Except to the extent the Plan Administrator purchases our Class C common stock in market transactions, the Class C common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our Class C common stock to stockholders (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions on any national securities exchange on which shares of our Class C common stock trade or in privately negotiated transactions. Our Class C common stock is traded on the NYSE under the symbol “CWEN.”
Subject to the availability of shares of our Class C common stock registered for issuance under the Plan, there is no total maximum number of shares of Class C common stock that can be issued pursuant to the reinvestment of dividends or optional cash purchases.
We will pay any and all transaction and processing fees and related expenses incurred in connection with purchases of our Class C common stock with reinvested dividends and optional cash investments under the Plan. When shares of our Class C common stock are sold by the Plan Administrator for you via a batch order sale, you will incur a transaction fee of $25 per transaction plus a per share fee of $0.12. Alternatively, if you request that the Plan Administrator sell shares for you via a market order sale, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. For each day limit order sale by the Plan Administrator on your behalf, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. For each GTC limit order you place with the Plan Administrator, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional shares will be rounded up to the next whole share for purposes of calculating the per share fee. For a full description of fees, please see “Fees Associated with the Plan” on page 10 and Questions No. 8 and 28.
Our Class C common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Class C common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS
The validity of the shares of our Class C common stock offered hereby that are purchased from us has been passed upon for us by Baker Botts L.L.P., Dallas, Texas.
EXPERTS
The financial statements as of December 31, 2024 and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Clearway Energy, Inc. as of December 31, 2023 and for each of the years in the two-year period ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this prospectus) are available to the public on the SEC’s website at www.sec.gov.
Additionally, our filings with the SEC that are filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through the “Investor Relations” section of our website (www.clearwayenergy.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus except for the documents specifically incorporated by reference as noted below. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Class C common stock.
Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) are incorporated by reference herein:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 25, 2025;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 13, 2025;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 1, 2025;

•
Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed on August 6, 2025;

•
Our Current Reports on Form 8-K filed on April 22, 2025 and July 7, 2025; and

•
The description of our Class C common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 8, 2015, which amended our Registration Statement on Form 8-A filed on July 12, 2013 (File No. 001-36002), including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain any of the documents incorporated by reference from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting our website at www.clearwayenergy.com, or by writing or calling us at the following address:
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608-1525
Attention: Corporate Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses, to be paid solely by the registrant, in connection with the issuance and distribution of the securities being registered hereby:
Amount to be Paid
SEC registration fee	$16,187.57
Accounting fees and expenses	85,000
Legal fees and expenses	50,000
Printing expenses	5,000
Transfer agent’s and registrar’s fees and expenses	15,000
Total	$171,187.57
Item 15.   Indemnification of Directors and Officers.
Delaware General Corporation Law; Certificate of Incorporation
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Bylaws
Our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.
Indemnification Agreements
We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we agree to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.
The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Insurance
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16.   Exhibits.
EXHIBIT INDEX
Exhibit Number	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation of Clearway Energy, Inc., dated as of May 1, 2020.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 4, 2020.
3.2	Fourth Amended and Restated Bylaws of Clearway Energy, Inc., dated August 31, 2018.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 5, 2018.
4.1	Form of Specimen Stock Certificate for Class C Common Stock.	Incorporated herein by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed on February 28, 2019.
5.1	Opinion of Baker Botts L.L.P.	Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	Filed herewith.
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.
23.3	Consent of Baker Botts L.L.P.	Included in Exhibit 5.1.
24.1	Power of Attorney.	Included on the signature pages hereof.
107	Filing Fee Table.	Filed herewith.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 6, 2025.
CLEARWAY ENERGY, INC.
/s/ Craig Cornelius

Craig Cornelius
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally Craig Cornelius, Kevin P. Malcarney and Amelia McKeithen, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Craig Cornelius Craig Cornelius	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2025
/s/ Sarah Rubenstein Sarah Rubenstein	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2025
/s/ Jonathan Bram Jonathan Bram	Chairman of the Board	August 6, 2025
/s/ Nathaniel Anschuetz Nathaniel Anschuetz	Director	August 6, 2025
/s/ Brian R. Ford Brian R. Ford	Director	August 6, 2025
/s/ Bruce MacLennan Bruce MacLennan	Director	August 6, 2025
/s/ Daniel B. More Daniel B. More	Director	August 6, 2025

Signature	Title	Date
/s/ E. Stanley O’Neal E. Stanley O’Neal	Director	August 6, 2025
/s/ Jennifer Lowry Jennifer Lowry	Director	August 6, 2025
/s/ Marc-Antoine Pignon Marc-Antoine Pignon	Director	August 6, 2025
/s/ Olivier Jouny Olivier Jouny	Director	August 6, 2025
/s/ Paige Goodwin Paige Goodwin	Director	August 6, 2025